Exhibit 10.2

EXECUTION COPY

GUARANTY AND SECURITY AGREEMENT

Dated as of January 23, 2017

by and among

NxSN Acquisition Corp.

and

Nexsan corporation

and

Each Other Grantor
From Time to Time Party Hereto

and

IMATION CORP.,
as Lender

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ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Location of Inventory, Equipment, Books and Records
Schedule 4	Pledged Collateral
Schedule 5	Intellectual Property

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GUARANTY AND SECURITY AGREEMENT, dated as of January 23, 2017, by NXSN Acquisition Corp., a Delaware corporation (“Borrower”), and Nexsan Corporation, a Delaware corporation (“Nexsan”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with Nexsan and the Borrower, the “Grantors” and each, a “Grantor”), Imation Corp., a Delaware corporation (“Lender” or “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the Senior Secured Convertible Note dated as of the date hereof (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) issued by the Borrower in favor of Lender, whereby the Borrower agreed to certain repayment terms for amounts owing to Lender (the “Loan”) upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor has agreed to guaranty the obligations of Borrower under the Note (the “Obligations”) and secure all of their Obligations under the Note by granting to Lender a security interest in and lien upon substantially all of their Property;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Note; and

WHEREAS, it is a condition precedent to the obligation of the Lender to make its extension of credit to the Borrower under the Note that the Grantors shall have executed and delivered this Agreement to Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Loan Documents and to induce the Lender to make its extension of credit to the Borrower thereunder, each Grantor hereby agrees with Lender as follows:

ARTICLE I

DEFINED TERMS

Section 1.1           Definitions. (a) Capitalized terms used herein without definition are used as defined in the Note.

(b)         The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c)          The following terms shall have the following meanings:

“Agreement” means this Guaranty and Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Collateral” has the meaning specified in Section 3.1.

“Contractual Obligations” means, as to any Person, any provision of any security (whether in the nature of Stock, Stock Equivalents or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Loan Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.

“Control Agreement” means each agreement establishing control over such bank accounts and lockboxes of the Grantors with financial institutions reasonably satisfactory to Lender,

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

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“Copyright License” means any agreement now or hereafter in existence, providing for the grant by, or to, any rights (including, without limitation, the grant of rights for a party to be designated as an author or owner and/or to enforce, defend, use, display, copy, manufacture, distribute, exploit and sell, make derivative works, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (i) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, (ii) all derivative works, counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Excluded Foreign Subsidiary. For the purposes of this definition, “voting stock” means, with respect to any issuer, the issued and outstanding shares of each class of Stock of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock and Stock Equivalents to secure, any Indebtedness (other than the Loan) of a Grantor or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a) of this definition.

“Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) Property owned by any Grantor that is subject to a purchase money Lien or a capital lease permitted under the Note if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates which has not been obtained as a condition to the creation of any other Lien on such equipment and (iv) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person, which Subsidiary is not a Domestic Subsidiary.

“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any state attorney general, state Medicaid fraud unit, central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank), any self-regulatory organization (including the National Association of Insurance Commissioners) and any Medicare administrator or other contractor acting on behalf of a Governmental Authority, including any recovery audit contractor or zone program integrity contractor.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (i) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (ii) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, Trade Secrets, practices, specifications, test procedures, maintenance manuals, research and development, inventions (whether or not patentable), blueprints, drawings, data, customer lists, catalogs, and all physical embodiments of any of the foregoing, (iii) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses and (iv) other agreements with respect to any rights in any of the items described in the foregoing clauses (i), (ii), and (iii).

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“IP Agreement” means any license or other written agreement under which any Grantor’s right to use any Material Intellectual Property arose or pursuant to which such Grantor licenses or otherwise distributes any Material Intellectual Property to any third party, including, without limitation, all Copyright Licenses, Patent Licenses and Trademark Licenses.

“Loan Documents” means this Agreement, the Note, the Control Agreement and any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Lender is a party.

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“Material Intellectual Property” means (i) all Intellectual Property consisting of patents and related items listed in Schedule 5 hereto and (ii) all Intellectual Property that is owned by or licensed to a Grantor and used in the Grantor’s business.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Patent License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, make, have made, make improvements, manufacture, use, sell, import, export, and require joinder in suit and/or receive assistance from another party) covered in whole or in part by a Patent.

“Patents” means collectively, all of the following of any Grantor: (i) all patents, all inventions and patent applications anywhere in the world, (ii) all improvements, counterparts, reissues, divisional, re-examinations, extensions, continuations (in whole or in part) and renewals of any of the foregoing and improvements thereon, (iii) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations or misappropriations of any of the foregoing, (iv) the right to sue for past, present and future infringements, violations or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing throughout the world.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), professional corporation or association, joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 4. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

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“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.10 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, sub-agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.

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“Secured Obligations” has the meaning set forth in Section 3.2.

“Securities Act” means the Securities Act of 1933 (as amended).

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement entered into as of November 22, 2016, by and between the Lender (as Seller thereunder) and the Borrower (as Purchaser thereunder), pursuant to which the Note was issued.

“Trademark License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including, without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trademark.

“Trademarks” means, collectively, all of the following of any Grantor: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each United States application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, (ii) all counterparts, extensions and renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing, (iv) the right to sue for past, present or future infringements, violations, dilutions or misappropriations of any of the foregoing and (v) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“Trade Secret License” means any agreement, now or hereafter in existence, providing for the grant by, or to, any Grantor of any rights in (including without limitation, the right for a party to be designated as an owner and/or to enforce, defend, use, mark, police, and require joinder in suit and/or receive assistance from another party) covered in whole, or in part, by a Trade Secret.

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“Trade Secrets” mean all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of Delaware, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2           Certain Other Terms.

(a)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b)         Other Interpretive Provisions.

(i)            Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii)           The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii)         Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv)         Performance; Time. Whenever any performance obligation hereunder shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

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(v)          Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement, the Note and any other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi)         Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTY

Section 2.1           Guaranty. To induce the Lender to enter into the Loan Documents and to make the Loan to or for the benefit of one or more Grantors, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations of the Borrower whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2           Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”).Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3           Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loan and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

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Section 2.4           Authorization; Other Agreements. Lender is hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a)          (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document (to the extent the Lender may do so under the Note);

(b)         apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c)          refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)         (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5           Guaranty Absolute and Unconditional. Each Guarantor (other than the Borrower) hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by Lender):

(a)          the invalidity or unenforceability of any obligation of the Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof; provided, however, that none of the Borrower’s rights of set-off or recoupment under the Stock Purchase Agreement are hereby waived;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

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(c)          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any other Subsidiary of the Borrower, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6           Waivers. Each Guarantor (other than the Borrower) hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any other Guarantor. Each Guarantor (other than the Borrower) further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Grantor or set off any of its obligations to such other Grantor against obligations of such Grantor to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against the Borrower or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

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Section 2.7           Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1           Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a)          all accounts, chattel paper, deposit accounts, documents (as defined in the UCC), equipment, goods, money, general intangibles, instruments, Intellectual Property, inventory, investment property, letter of credit rights, Software, all insurance policies covering the Collateral, and any supporting obligations related to any of the foregoing;

(b)          the commercial tort claims described on Schedule 1 and on any supplement thereto received by Lender pursuant to Section 5.9;

(c)          all books and records pertaining to the other property described in this Section 3.1;

(d)          all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e)          all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f)          to the extent not otherwise included, all proceeds of the foregoing;

Section 3.2           Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Lender, for the benefit of the Lender, and grants to Lender, for the benefit of the Lender, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property shall be deemed granted therein. Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

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ARTICLE IV

Representations and Warranties

To induce the Lender to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to Lender:

Section 4.1           Title; No Other Liens. Except for the Lien granted to Lender pursuant to this Agreement and other Permitted Liens (except for those Permitted Liens not permitted to exist on any Collateral) under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the sole, record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien other than Permitted Liens. Such Grantor is the sole and exclusive owner of all Intellectual Property pledged by it hereunder and no Intellectual Property pledged by such Grantor is jointly owned.

Section 4.2           Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Lender in all Collateral subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Lender in completed and duly authorized form), (b) with respect to any deposit account, the execution of Control Agreements, (c) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, and all required fees and taxes to maintain and protect such Grantor’s interest in the Intellectual Property having been paid, (d) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to Lender over such letter-of-credit rights, (e) in the case of electronic chattel paper, the completion of all steps necessary to grant control to Lender over such electronic chattel paper and (f) in the case of Vehicles, the actions required under Section 5.1(e). Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Lender’s Lien by operation of law upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Lender of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Lender or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Lender of such instruments and tangible chattel paper. Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

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Section 4.3           Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 3.

Section 4.4          Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 4 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 4, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b)         As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Lender in accordance with Section 5.3(a).

(c)          Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.5           Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to Lender, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.6           Intellectual Property

(a)          Schedule 5 sets forth a true and complete list of the following Intellectual Property such Grantor owns, licenses or otherwise has the right to use: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and Software, separately identifying that owned and licensed to such Grantor and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Agreements or other rights (including franchises) granted by the Grantor with respect thereto.

(b)         On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.

(c)          No breach or default of any IP Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.

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(d)          There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.

(e)          To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating, conflicting with or otherwise impairing any Intellectual Property of such Grantor.

(f)          Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in breach or default of any IP Agreement.

(g)          All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued.

(h)         No Grantor has made an assignment or agreement in conflict with the security interest in the Intellectual Property of any Grantor hereunder.

(i)           Each Grantor and each of its Subsidiaries, own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.

(j)           No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by any Grantor or any of its Subsidiaries infringes upon any rights held by any other Person.

(k)          With respect to each IP Agreement, (i) such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between such Grantor and, to such Grantor’s knowledge, the other parties thereto with respect to the subject matter thereof, (ii) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement, (iii) such Grantor has not received any written notice of termination or cancellation under such IP Agreement, (iv) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured, (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such IP Agreement, except duly authorized licenses and sublicenses and as permitted under the Loan Documents, and (vii) neither such Grantor nor, to such Grantor’s knowledge, any other party to such IP Agreement is in breach or default thereof in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement. Except as set forth in Schedule 5, none of the Intellectual Property owned or used by such Grantor in the operation of such Grantor’s business as presently conducted or intended to be conducted is the subject of any IP Agreement.

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Section 4.7           Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other facts can be determined and regardless of whether such commercial tort claim has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.8           Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9           Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Lender of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, and (ii) any restrictions on foreclosure and transfer of any IP Agreements under which Grantors are licensees or any other Contractual Obligations of Grantors (not in any event applying to Intellectual Property owned by any Grantor) which require third party consents for transfer of Grantors’ rights and obligations thereunder.

Section 4.10         Exception. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no misrepresentation or breach of any representation or warranty made by the Borrower, or any other Grantor in this Agreement or in any of the other Loan Documents shall constitute an Event of Default if such misrepresentation or breach was due to (in whole or in part) a misrepresentation or breach of any representation or warranty made by the Lender in the Stock Purchase Agreement.

ARTICLE V

Covenants

Each Grantor agrees with Lender to the following, as long as any Obligation remains outstanding (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1          Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Lender to sell, assign, convey or transfer any Collateral.

(b)         Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

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(c)          Such Grantor shall furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Lender may reasonably request, all in reasonable detail and in form and substance satisfactory to Lender.

(d)         At any time and from time to time, upon the written request of Lender, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as Lender may reasonably request, including (A) using its commercially reasonable best efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Lender of any Contractual Obligation, including any IP Agreement, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts.

(e)          If requested by Lender, the Grantor shall arrange for Lender’s first priority security interest to be noted on the certificate of title of each Vehicle and shall file any other necessary documentation in each jurisdiction that Lender shall deem advisable to perfect its security interests in any Vehicle.

(f)          To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable best efforts to obtain any required consents from any Person other than the Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2           Changes in Locations, Name, Etc. Except upon 20 days’ prior written notice to Lender and delivery to Lender of (a) all documents reasonably requested by Lender to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i)            permit any inventory or equipment to be kept at a location other than those listed on Schedule 3, except for inventory or equipment in transit; or

(ii)           change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

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Section 5.3          Pledged Collateral. (a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Lender, in suitable form for transfer and in form and substance satisfactory to Lender, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

(b)         Event of Default. During the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Note, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)          Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, membership, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(e)          UCC Section 8. To the extent any of the Pledged Collateral constitutes an “uncertificated security” (as defined in Section 8-102(a)(18) of the UCC), each Grantor shall cause the issuer thereof to acknowledge to the Lender the registration on the books of such issuer of the pledge and security interest hereby created in the manner required by Section 8-301(b) of the UCC.

(f)          Membership Interest.

(i)            No Pledged Stock that is Stock or Stock Equivalent in any limited liability company (the “Pledged Membership Interest”) shall be (i) held in a securities account as defined under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction applicable to such limited liability company, (ii) dealt in or traded on an securities exchange or in a securities market, or (iii) an investment company security as defined under Article 8 of the Uniform Commercial Code as in effect from time to time in the jurisdiction applicable to such limited liability company. The pledge of any Pledged Membership Interest made by a Grantor hereunder shall be a pledge not only of profits and losses of the Person having issued the Pledged Membership Interest (the “Pledged LLC Entity”), but also a pledge of all rights and obligations of the Pledged LLC Entity. Such pledge or assignment shall include all voting, management and control rights and is not limited to economic rights.

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(ii)           No Pledged Membership Interest by its terms expressly provides that it is a “security” within the meaning of (i) Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware and (ii) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

(iii)          Notwithstanding anything contained to the contrary in the LLC Agreement, until such time as the Obligations under the Note have been repaid in full:

(1)         Lender (or its designee) may, upon a foreclosure, sale or other transfer of any Pledged Membership Interest pursuant to this Agreement, (A) become a substitute member with respect to the Pledged Membership Interest subject to this Agreement, (B) exercise any and all voting rights allowed to the holder of any Pledged Membership Interest subject to this Agreement, (C) transfer its interest in the Pledged LLC Entity, subject to the provisions of this Agreement, and/or (D) succeed to all other rights or interests associated with any Pledged Membership Interest subject to this Agreement, or any part thereof, as may be provided in this Agreement;

(2)         no new or additional membership interest shall be created, issued, redeemed, exchanged, diluted or modified;

(3)         no Grantor shall sell, convey, transfer, assign, pledge, encumber, grant a security interest in or otherwise dispose of any Pledged Membership Interest, except as permitted by the LLC Agreement subject to the terms of the Loan Documents;

(4)         a Grantor shall give Lender not fewer than thirty (30) days prior written notice of any proposed change in the name of the Pledged LLC Entity or such Grantor and any proposed change in the location of any Pledged Membership Interest or of such records, and no Grantor will, without the prior written consent of Lender, move any Pledged Membership Interest or such records to a location not previously identified to Lender or keep duplicate records with respect to any Pledged Membership Interest at any address outside such county; and

(5)         except as it relates to Lender and as otherwise may be permitted under the LLC Agreement subject to the terms of the Loan Documents, no Grantor shall consent to or permit to occur the admission of any new member in the Pledged LLC Entity, or the issuance of any additional membership interests or any other equity interest in the Pledged LLC Entity that would have the effect of diluting such Grantor’s interest in the Pledged LLC Entity.

(iv)         Without limiting the generality of anything in the LLC Agreement, none of the following types of provisions will be deemed to restrict, or be applicable to, Lender or any other Secured Party in any way:

(1)         confidentiality clauses;

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(2)         transfer restrictions, including without limitation: (A) requirements to offer interests to the Pledged LLC Entity, to other members or to affiliates; (B) provisions that trigger offers or deem offers of interests to have been made; (C) provisions related to the purchase price of interests or the payment terms of a sale of interests; (D) provisions requiring consent from other members or managers to transfer interests; (E) drag along rights and tag along rights; (F) restrictions on transferring only a portion of a member’s interests; and (G) restrictions on transferring voting rights;

(3)         provisions waiving rights to maintain an action for dissolution or partition;

(4)         provisions requiring the consent of any person other than a member of the Pledged LLC Entity to amend the limited liability company operating agreement of the Pledged LLC Entity; or

(5)         clauses that provide: (A) that a creditor will have no rights under such LLC Agreement; or (B) that none of the provisions of such LLC Agreement are for the benefit of creditors or enforceable by a creditor.

Section 5.4           Accounts.

(a)         Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b)         So long as an Event of Default is continuing, Lender shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Lender may reasonably require in connection therewith. Upon Lender’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Lender to furnish to Lender reports showing reconciliations, aging and test verifications of, and trial balances for, the accounts.

Section 5.5           Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.

Section 5.6         Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) If any amount in excess of $10,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of Lender, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Imation Corp., as Lender” and, at the request of Lender, shall immediately deliver such instrument or tangible chattel paper to Lender, duly indorsed in a manner satisfactory to Lender.

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(b)         Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than Lender.

(c)          If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $10,000, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify Lender thereof and enter into a Contractual Obligation with Lender, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Lender and such assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Lender.

(d)         If any amount in excess of $10,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall take all steps necessary to grant Lender control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.7          Intellectual Property. (a) Within 30 days after any change to Schedule 5 for such Grantor, such Grantor shall provide Lender notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and any other documents that Lender reasonably requests with respect thereto.

(b)         Such Grantor shall (and shall cause all its licensees to): (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other mark that is confusingly similar or a colorable imitation of such Trademark unless Lender shall obtain a perfected security interest in such mark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (A) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable, or (D) any Copyright may become invalidated, otherwise impaired or injected into the public domain.

(c)          Such Grantor shall not make any assignment or agreement in conflict with the security interest in the Intellectual Property of each Grantor hereunder (except as permitted by the Note).

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(d)         Such Grantor shall notify Lender immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, injected into the public domain or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor, at its own expense, shall take all actions that are necessary or reasonably requested by Lender, including, without limitation, in the Applicable IP Office, to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the Applicable IP Office or other Governmental Authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(e)          Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall notify Lender immediately and take such action as it or the Lender reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(f)          Grantor shall not sell or transfer any Intellectual Property.

(g)          Such Grantor shall execute and deliver to Lender in form and substance reasonably acceptable to Lender and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Agreements of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Lender).

(h)         Upon the request of Lender, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Lender may request to evidence Lender’s Lien upon such registered Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby consistent with the terms of this Agreement.

(i)           Such Grantor shall promptly notify Lender in writing if any Intellectual Property owned now or in the future ceases to be owned solely and exclusively by such Grantor.

Section 5.8          Notices. Such Grantor shall promptly notify Lender in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

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Section 5.9          Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim (whether from another Person or because such commercial tort claim shall have come into existence), (i) such Grantor shall, immediately upon such acquisition, deliver to Lender, in each case in form and substance satisfactory to Lender, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 3.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to Lender, in each case in form and substance satisfactory to Lender, any document, and take all other action, deemed by Lender to be reasonably necessary or appropriate for Lender to obtain a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.9 shall, after the receipt thereof by Lender, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.10        Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $10,000.

ARTICLE VI

Remedial Provisions

Section 6.1          Code and Other Remedies. (a) UCC Remedies. During the continuance of an Event of Default, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b)         Disposition of Collateral. Without limiting the generality of the foregoing, Lender may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Lender’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

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(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Lender’s request, it shall assemble the Collateral and make it available to Lender at places that Lender shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Lender also has the right to require that each Grantor store and keep any Collateral pending further action by Lender and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Lender is able to sell, assign, convey or transfer any Collateral, Lender shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Lender and (iv) Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender’s remedies, with respect to such appointment without prior notice or hearing as to such appointment. Lender shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Lender.

(d)         Application of Proceeds. Lender shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Lender and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Note, and only after such application and after the payment by Lender of any other amount required by any Requirement of Law, need Lender account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither Lender nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Lender and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Lender or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)          Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Lender to do any of the following:

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(i)            fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Lender to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii)           fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)          fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)         advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)          exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Lender, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)         dispose of assets in wholesale rather than retail markets;

(vii)        disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)       purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of any Collateral or to provide to Lender a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

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(g)         IP Agreements. For the purpose of enabling Lender to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Lender shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Lender (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2          Accounts and Payments in Respect of General Intangibles. (a) In addition to, and not in substitution for, any similar requirement in the Note, if required by Lender at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to Lender, in a Cash Collateral Account, subject to withdrawal by Lender as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b)         At any time during the continuance of an Event of Default:

(i)            each Grantor shall, upon Lender’s request, deliver to Lender all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to Lender and that payments in respect thereof shall be made directly to Lender;

(ii)           Lender may, without notice, at any time, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Lender’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, Lender may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii)          each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Lender to ensure any Internet Domain Name is registered.

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(c)         Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3           Pledged Collateral. (a) Voting Rights. During the continuance of an Event of Default, upon notice by Lender to the relevant Grantor or Grantors, Lender or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Lender may determine), all without liability except to account for property actually received by it; provided, however, that Lender shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b)         Proxies. In order to permit Lender to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Lender all such proxies, dividend payment orders and other instruments as Lender may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Lender an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

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(c)          Authorization of Issuers.   Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Lender in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Note, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Lender.

Section 6.4           Proceeds to be Turned over to and Held by Lender.   Unless otherwise expressly provided in the Note or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Lender, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Lender in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Lender in cash or Cash Equivalents shall be held by Lender in a Cash Collateral Account. All proceeds being held by Lender in a Cash Collateral Account (or by such Grantor in trust for Lender) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Note.

Section 6.5           Sale of Pledged Collateral.   (a)   Each Grantor recognizes that Lender may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.   Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its commercially reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law.  Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Note.   Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Lender.

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Section 6.6           Deficiency.   Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Lender or any other Secured Party to collect such deficiency.

ARTICLE VII

Agent

Section 7.1           Lender’s Appointment as Attorney-in-Fact.   (a)   Each Grantor hereby irrevocably constitutes and appoints Lender and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Lender and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)          in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Lender may request to evidence, effect, publicize or record Lender’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Note (including all or any part of the premiums therefor and the costs thereof);

(iv)        execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral; or

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(v)         (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Lender or as Lender shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Lender may deem appropriate, (G) assign any Intellectual Property owned by such Grantor or any IP Agreements of such Grantor throughout the world on such terms and conditions and in such manner as Lender shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes and do, at Lender’s option, at any time or from time to time, all acts and things that Lender deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do.

(vi)        If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Lender, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b)          The expenses of Lender incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in the Note, from the date of payment by Lender to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Lender on demand.

(c)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2           Authorization to File Financing Statements.   Each Grantor authorizes Lender and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Lender reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Lender under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import.  A copy of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.   Such Grantor also hereby ratifies its authorization for Lender to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.  Each Grantor hereby (i) waives any right under the UCC or any other Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Requirement of Law to provide notice or a copy of any such filed or recorded documents.

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Section 7.3           Authority of Lender.   Each Grantor acknowledges that the rights and responsibilities of Lender under this Agreement with respect to any action taken by Lender or the exercise or non-exercise by Lender of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Lender and the other Secured Parties, be governed by the Note and by such other agreements with respect thereto as may exist from time to time among them, but, as between Lender and any Grantor, Lender shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4           Duty; Obligations and Liabilities.   (a)   Duty of Lender.   Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Lender deals with similar property for its own account.   The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty upon Lender to exercise any such powers.   Lender shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.   In addition, Lender shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Lender in good faith.

(b)          Obligations and Liabilities with respect to Collateral.   No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral.   The powers conferred on Lender hereunder shall not impose any duty upon any other Secured Party to exercise any such powers.   The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

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ARTICLE VIII

MISCELLANEOUS

Section 8.1           Reinstatement.   Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Grantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made.   If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2           Release of Collateral.   (a)   At the time provided in the Note, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Lender and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.   Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released.   At the request of any Grantor following any such termination, Lender shall deliver to such Grantor any Collateral of such Grantor held by Lender hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)          If Lender shall be directed or permitted pursuant to the Note to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such subsection.   In connection therewith, Lender, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c)          At the time provided in the Note and at the request of the Borrower Representative, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of the Borrower or the Subsidiaries of the Borrower in a transaction permitted by the Loan Documents.

Section 8.3           Independent Obligations.   The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations.   If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Lender may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, or any other Collateral and without first joining any other Grantor in any proceeding.

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Section 8.4           No Waiver by Course of Conduct.   No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.   No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.   No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.   A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the consent of the Lender and the Borrower; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by Lender and each Grantor directly affected thereby.

Section 8.6           Additional Grantors; Additional Pledged Collateral.   (a)   Joinder Agreements.   If, at the option of the Borrower or as required pursuant to the Note, the Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Lender a Joinder Agreement substantially in the form of Annex 2 (each, a “Joinder Agreement”) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)          Pledge Amendments.   To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”).   Such Grantor authorizes Lender to attach each Pledge Amendment to this Agreement.

Section 8.7           Notices.   All notices, requests and demands to or upon Lender or any Grantor hereunder shall be effected in the manner provided for in the Note; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in the Note.

Section 8.8           Successors and Assigns.   This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

Section 8.9           Counterparts.   This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.   Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.   Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

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Section 8.10          Severability.   Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11         Governing Law.   This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 8.12         No Effect on Stock Purchase Agreement; No Waiver of Rights.   Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no term or provision of this Agreement or any other Loan Document shall have the effect of modifying or amending any of the rights of the Borrower (as Purchaser) under the Stock Purchase Agreement, including, without limitation, any rights to set-off or recoup amounts under the Note or any of the obligations, including, without limitation, the indemnity obligations, of the Lender (as Seller) under the Stock Purchase Agreement.

Section 8.13         Waiver of Jury Trial.   THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.   THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTION (29) OF THE NOTE.

[SIGNATURE PAGES FOLLOW]

34

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

NXSN ACQUISITION CORP.

By:	/s/Trevor L. Calhoun
Name:	Trevor L. Calhoun
Title:	Chairman

[Signature Page to Guaranty and Security Agreement]

NEXSAN CORPORATION

By:	/s/Trevor L. Calhoun
Name:	Trevor L. Calhoun
Title:	Duly Authorized

NEXSAN TECHNOLOGIES INCORPORATED

By:	/s/Trevor L. Calhoun
Name:	Trevor L. Calhoun
Title:	Duly Authorized

CONNECTED DATA, INC.

By:	/s/Trevor L. Calhoun
Name:	Trevor L. Calhoun
Title:	Duly Authorized

[Signature Page to Guaranty and Security Agreement]

ACCEPTED AND AGREED
as of the date first above written:

IMATION CORP.,
as Lender

By:	/s/Joseph A. De Perio
Name: Joseph A. De Perio
Title: Non-Executive Chairman

[Signature Page to Guaranty and Security Agreement]

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT 1

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________ __, 201_, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of [Closing Date under SPA] by NXSN Acquisition Corp. and the other Grantors party thereto, the undersigned Grantor and the other Affiliates of the Borrower from time to time party thereto as Grantors in favor of Imation Corp., as Lender (the “Guaranty and Security Agreement”).   Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all of the Secured Obligations.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.4 and 4.9 of the Guaranty and Security Agreement is true and correct on and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

1  Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NO. OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

IMATION CORP.,
as Lender

By:
Name:
Title:

A1-3

ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of _________ __, 201_, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of [Closing Date under SPA], by NXSN Acquisition Corp. and the other Persons from time to time party thereto as Grantors in favor of Imation Corp., as Lender (as such agreement may be amended, restated, supplemented and/or otherwise modified from time to time, the “Guaranty and Security Agreement”).   Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Lender and grants to Lender a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder.   The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 5 to the Guaranty and Security Agreement.   By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agrees that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as of the date hereof as if made on and as of such date.

A2-1

In witness whereof, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED
as of the date first above written:

IMATION CORP.,
as Lender

By:
Name:
Title:

A2-3

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT 1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 201_, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Imation Corp (“Lender”), as lender.

WITNESSETH:

WHEREAS, pursuant to the Senior Secured Convertible Note dated as of [Closing Date under SPA] (as the same may be amended, restated, supplemented and/or modified from time to time, the “Note”) issued by the Borrower for the benefit of the Lender, the Lender has agreed to enter into the Loan Documents and to make a loan to the Borrower upon the terms and subject to the conditions set forth in the Note;

WHEREAS, each Grantor has agreed, pursuant to a Guaranty and Security Agreement dated [Closing Date under SPA], in favor of Lender (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations of Borrower;

WHEREAS, all of the Grantors are party to the Guaranty and Security Agreement pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lender to enter into the Loan Documents and make the loan to the Borrower that the Borrower shall have executed and delivered this Agreement to Lender;

NOW, THEREFORE, in consideration of the premises and to induce the Lender and Lender to enter into the Loan Documents and to induce the Lender to make its loan to the Borrower, each Grantor hereby agrees with Lender as follows:

Section 1.   Defined Terms.   Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.   Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.   Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Guaranty and Security Agreement), hereby mortgages, pledges and hypothecates to Lender and grants to Lender a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

 1  Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A3-1

(a)          [all of its Copyrights and all IP Agreements providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Patents and all IP Agreements providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Trademarks and all IP Agreements providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.   Guaranty and Security Agreement.   The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Lender pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Lender with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

A3-2

Section 4.   Grantor Remains Liable.   Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Agreements subject to a security interest hereunder.

Section 5.   Counterparts.   This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.   Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.   Governing Law.   This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGES FOLLOW]

A3-3

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

imation corp.,
as Lender

By:
Name:
Title:

A3-4

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          IP AGREEMENTS

[Include complete legal description of agreement (name of agreement, parties and date)]

Schedule 1 to Guaranty and Security Agreement

Commercial Tort Claims

None.

Schedule 2 to Guaranty and Security Agreement

Filings

ENTITY	JURISDICTIONS
Nexsan Corporation	Delaware
Nexsan Technologies, Inc.	Delaware
Connected Data, Inc.	California

NXSN Acquisition Corp.	Delaware

Schedule 3 to Guaranty and Security Agreement

Location of Inventory, Equipment, Books and Records

All books and records are located either the locations set forth below or located at 900 E Hamilton Ave, Ste 230 Campbell, CA 95008.   All inventory and equipment is located at the following:

Grantor	Use	Location	Landlord
Nexsan Corporation	Corporate Headquarters	900 E Hamilton Ave, Ste 230 Campbell, CA 95008	Legacy III Campbell, LLC
Nexsan Technologies Incorporated	Corporate Headquarters	900 E Hamilton Ave, Ste 230 Campbell, CA 95008
		1445 Lawrence Drive Thousand Oaks, CA 91320	Voit Conejo Partners, LLC
		302 Enterprise Street, Ste A Escondido, CA 92029	Enterprise Heights Industrial Centre Associates
Connected Data, Inc.	Corporate Headquarters	900 E Hamilton Ave, Ste 230 Campbell, CA 95008
NXSN Acquisition Corp.		c/o Spear Point Capital Management LLC 400 Poydras St., Suite 2100 New Orleans, LA 70130

Schedule 4 to Guaranty and Security Agreement

Pledged Collateral

Entity	Jurisdiction	Stock	Issued Shares/Units	Cert #	Ownership (org chart)
Nexsan Corporation	Delaware	Common	1,000	N-1	NXSN Acquisition Corp.
Nexsan Technologies Incorporated	Delaware	Common	1,000	N-1	Nexsan Corporation
Connected Data, Inc.	California	Common	1,000	N-1	Nexsan Corporation

Schedule 5 to Guaranty and Security Agreement

Intellectual Property

PATENTS

Title	Country	Status	Application Number	Filing Date	Publication Number	Pub Date	Patent Number	Issue Date	Owner
Journaling raid system	International Application	Entered	US2012/031823	04/02/12					Nexsan Corporation
Journaling raid system	United States	Issued	14/041,975	09/30/13			8,838,893	09/16/14	Nexsan Corporation
Journaling RAID System	United States	Abandoned	14/041,814	09/30/13	20140173186	06/19/14			Nexsan Corporation
Journaling RAID System	European Convention	Abandoned	12848123	02/04/12	2695066	12/02/14			Nexsan Corporation
System for displaying hierarchical information	United States	Issued	13/076,218	03/30/11	20120254805	10/04/12	9,256,350	02/09/16	Nexsan Technologies Incorporated
System for displaying hierarchical information	International Application	Abandoned	US2012/031506	03/30/12	2012135649	10/04/12			Nexsan Technologies Incorporated
Distributed File System Management	United States	Used	61/638,866	4/26/12					Connected Data, Inc.
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	United States	Used	61/731,517	11/30/12					Connected Data, Inc.
System and Method for Socially Organized Storage	United States	Used	61/731,518	11/30/12					Connected Data, Inc.
Storage Appliance	United States	Issued	29/437,875	11/21/12			D706,755	6/10/14	Connected Data, Inc.
Storage Appliance	European Convention	Issued	002240515	5/21/13			002240515-0001	5/21/13	Connected Data, Inc.
Storage Appliance	Japan	Issued	2013-11097	5/21/13			1496144	3/28/14	Connected Data, Inc.
Assembly for Digital Storage Appliance	United States	Abandoned	13/688,995	11/29/12	20140145571	5/29/14			Connected Data, Inc.
Assembly for Digital Storage Appliance	International Application	Expired	US2013/071898	11/26/13	2014085400	6/5/14			Connected Data, Inc.
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	United States	Issued	13/804,019	3/14/13	20130290256	10/31/13	9,218,406	12/22/15	Connected Data, Inc.

Title	Country	Status	Application Number	Filing Date	Publication Number	Pub Date	Patent Number	Issue Date	Owner
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	International Application	Used	US2013/038427	4/26/13	2013163550	10/31/13			Connected Data, Inc.
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	Great Britain	Pending	1419101.9	4/26/13	2515703	12/31/14			Connected Data, Inc.
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	France	Pending	1353867	4/26/13	2990036	11/11/13			Connected Data, Inc.
System and Method for Socially Organized Storage and Shared Access to Storage Appliances	United States	Issued	13/804,436	3/14/13	20130290464	10/31/13	9,396,156	7/19/16	Connected Data, Inc.
Method of Reducing Bandwidth Required for Sharing of Files on a Server	United States	Issued	14/322,447	7/2/14			8,959,242	2/17/15	Connected Data, Inc.
Method of Reducing Bandwidth Required for Sharing of Files on a Server	International Application	Published	US2015/015640	2/12/15					Connected Data, Inc.
System and Method for Geographically Displaying Storage Appliances and Applications Sharing Data on a Peer-to-Peer Basis	United States	Pending	15/082,936	3/28/16					Connected Data, Inc.
System and Method for Managing User Data in a Plurality of Storage Appliances Over a Wide Area Network for Collaboration, Protection, Publication, or Sharing	United States	Pending	14/977,506	12/21/15	20160117377	04/28/16			Connected Data, Inc.

TRADEMARKS

Trademark	Country	Current Owner	Status	Class Number	Goods	Current Application Number	Current Application Date	Current Registration Number	Current Registration Date
A DIFFERENT KIND OF STORAGE EXPERIENCE	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND DOWNLOADABLE SOFTWARE USED FOR DATA STORAGE AND DATA MANAGEMENT.	85131337	9/16/2010	4119264	3/27/2012
ASSUREON	United States	Nexsan Technologies, Inc.	Registered	9	A COMPUTER HARDWARE AND SOFTWARE SOLUTION WHICH PERFORMS MANAGEMENT FOR DATA STORAGE	78658909	6/27/2005	3175479	11/21/2006
ASSUREON	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE SOLUTION WHICH PERFORMS MANAGEMENT FOR DATA STORAGE.	78658769	6/27/2005	3175478	11/21/2006
AutoMAID	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER SOFTWARE FOR THE REDUCTION OF POWER CONCUMPTION IN DATA STORAGE SYSTEMS.	77465350	5/5/2008	3709663	11/10/2009
DEDUPE SG	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN DE-DUPLICATION WITH RESPECT TO STORED DATA.	77789073	7/24/2009	3901459	1/4/2011
E	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE USED FOR DATA STORAGE AND DAT	85139885	9/28/2010	4003906	7/26/2011
E-CENTRE	United States	Nexsan Technologies, Inc.	Registered	9	A COMPUTER HARDWARE AND SOFTWARE SOLUTION WHICH PERFORMS MANAGEMENT FOR DATA STORAGE	85211029	1/5/2011	4094613	1/31/2012
FASTIER	United States	Nexsan Technologies, Inc.	Registered	9	A COMPONENT OF DATA STORAGE SYSTEMS, COMPRISED OF HARDWARE AND SOFTWARE, USED TO IMPROVE PERFORMANCE.	85338153	6/4/2011	4180640	7/24/2012
NEXSAN	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN DE-DUPLICATION WITH RESPECT TO STORED DATA.	77666170	2/9/2009	3675948	9/1/2009
NEXSAN UNITY	Canada	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	1801387	9/21/2016
NEXSAN UNITY	China	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT; COMPUTER SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIRONMENT	Not yet assigned	9/22/2016

Trademark	Country	Current Owner	Status	Class Number	Goods	Current Application Number	Current Application Date	Current Registration Number	Current Registration Date
NEXSAN UNITY	Europe	Nexsan Technologies Inc.	Published	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	15853906	9/21/2016
NEXSAN UNITY	Japan	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	T2016-103171	9/23/2016
NEXSAN UNITY	United States	Nexsan Technologies Inc.	Opposed	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	86/948,652	3/22/2016
NEXSAN ("E" IS A DESIGN)	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE USED FOR DATA STORAGE AND DATA MANAGEMENT	85052305	6/1/2010	3982616	6/21/2011
NST	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE AND SOFTWARE USED FOR DATA STORAGE IN CLASS 9	85540270	2/11/2012	4243620	11/13/2012
SASBeast	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE USED FOR DATA STORAGE.	77505136	6/23/2008	3775512	4/13/2010
SASBoy	United States	Nexsan Technologies, Inc.	Registered	9	COMPUTER HARDWARE USED FOR DATA STORAGE.	77505120	6/23/2008	3775511	4/13/2010
SATABeast	United States	Nexsan Technologies, Inc.	Registered	9	A COMPUTER HARDWARE AND SOFTWARE SOLUTION WHICH PERFORMS MANAGEMENT FOR DATA STORAGE.	78698045	8/23/2005	3238324	4/4/2006
UNITY	Canada	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	1801386	9/21/2016	UNITY	Canada
UNITY	China	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT; COMPUTER SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIRONMENT	Not yet assigned	9/22/2016	UNITY	China

Trademark	Country	Current Owner	Status	Class Number	Goods	Current Application Number	Current Application Date	Current Registration Number	Current Registration Date
UNITY	Europe	Nexsan Technologies Inc.	Published	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	15853799	9/21/2016	UNITY	Europe
UNITY	Japan	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	T2016-103170	9/23/2016	UNITY	Japan
UNITY	United States	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	86/948,640	3/22/2016	UNITY	United States
UNITY	Canada	Nexsan Technologies Inc.	Pending	9	COMPUTER HARDWARE AND SOFTWARE FOR USE IN MANAGING, STORING, TRANSFERRING, ACCESSING, AND SHARING DATA IN AN ENTERPRISE PRIVATE CLOUD ENVIORNMENT	1801386	9/21/2016	UNITY	Canada